As filed with the Securities and Exchange Commission on May 6, 2026
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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LESAKA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

__________________

Florida	98-0171860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

President Place, 4th Floor, Cnr.

Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg, South Africa

(Address of Principal Executive Offices)

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Amended and Restated 2022 Stock Incentive Plan

(Full title of the plan)

__________________

Ali Mazanderani

Executive Chairman

Lesaka Technologies, Inc.

President Place, 4th Floor

Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg, South Africa

(Name and address of agent for service)

__________________

27-11-343-2000

(Telephone number, including area code, of agent for service)

__________________

Copy to:

Eric Orsic, Esq.

McDermott Will & Schulte LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606-0029

Tel: (312) 372-2000

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company", and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Lesaka Technologies, Inc. (the "Company") to register (i) an additional 3,000,000 shares (the "Amendment Shares") of the common stock, par value $0.001 per share (the "Common Stock"), of the Company reserved for issuance under the Amended and Restated 2022 Stock Incentive Plan of Lesaka Technologies, Inc., as amended (the "Plan" and as amended to include the Amendment Shares, the "Plan Amendment") and (ii) 300,000 shares of Common Stock (the "Recycled Shares," and, together with the Amendment Shares, the "Shares") that may become available for issuance pursuant to the share counting and share recycling provisions of the Plan, including upon the expiration, cancellation, forfeiture or other termination of awards. The Plan Amendment was adopted by the Company's Board of Directors on September 2, 2025, subject to shareholder approval, which was obtained at the Annual Meeting of Shareholders held on December 8, 2025.

The Shares being registered are in addition to the shares of Common Stock registered on the Company’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2022 (File No. 333-268414) and on November 26, 2024 (File No. 333-283476) (the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the Plan, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Commission are incorporated by reference in this registration statement:

(a)	the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the Commission on September 29, 2025, and Amendment No.1 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the Commission on February 4, 2026;

(b)	the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the Commission on November 5, 2025 and the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2025 filed with the Commission on February 4, 2026;

(c)	the Company's Current Reports on Form 8-K filed with the Commission on July 2, 2025, September 9, 2025, September 10, 2025, December 8, 2025 February 27, 2026 and April 1, 2026;

(d)	the information specifically incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2025 from the Company's Definitive Proxy Statement on Schedule 14A filed with the Commission on October 29, 2025; and

(e)	the description of the Company's Common Stock, set forth in the Company's registration statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2025.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

3.1	Amended and Restated Articles of Incorporation of Lesaka Technologies, Inc. (incorporated by reference to Exhibit 3.1 to our Form 8-K filed on May 17, 2022 (SEC File No. 000-31203)).
3.2	Amended and Restated By-Laws of Lesaka Technologies, Inc. (as amended through May 2022) (incorporated by reference to Exhibit 3.2 to our Form 8-K filed on May 17, 2022 (SEC File No. 000-31203)).
5.1	Opinion of McDermott Will & Schulte LLP.
23.1	Consent of KPMG, Inc., Independent Registered Public Accounting firm of the Registrant.
23.2	Consent of Deloitte & Touche, Predecessor Independent Registered Public Accounting firm of the Registrant.
23.3	Consent of McDermott Will & Schulte LLP (included in exhibit 5.1).
24.1	Power of Attorney (included on signature page).
99.1	Amended and Restated 2022 Stock Incentive Plan, as amended and restated effective November 16, 2022, is incorporated herein by reference to Exhibit A to the Company's definitive Proxy Statement on Schedule 14A filed on September 30, 2022.
99.2	Amendment to Amended and Restated 2022 Stock Incentive Plan, as amended effective June 3, 2024, is incorporated herein by reference to Appendix A to the Company's definitive Proxy Statement on Schedule 14A filed on April 22, 2024.
99.3	Amendment to Amended and Restated 2022 Stock Incentive Plan, as amended effective December 8, 2025, is incorporated herein by reference to Appendix A to the Company's definitive Proxy Statement on Schedule 14A filed on October 29, 2025.
107	Calculation of Filing Fee Tables.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Johannesburg, South Africa on the date stated below.

LESAKA TECHNOLOGIES, INC.

By:	/s/ Ali Mazanderani
Ali Mazanderani Executive Chairman
Date: May 6, 2026

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ali Mazanderani and Dan Smith, and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the dates stated below.

/s/ Ali Mazanderani
Name: Ali Mazanderani
Title: Executive Chairman and Director (Principal Executive Officer)
Date: May 6, 2026

/s/ Dan Smith
Name: Dan Smith Title: Group Chief Financial Officer and Director (Principal Financial and Accounting Officer) Date: May 6, 2026

/s/ Lincoln Mali
Name: Lincoln Mali
Title: Director
Date: May 6, 2026

/s/ Venessa Naidoo
Name: Venessa Naidoo
Title: Director
Date: May 6, 2026

/s/ Kuben Pillay
Name: Kuben Pillay
Title: Director
Date: May 6, 2026

/s/ Dean Sparrow
Name: Dean Sparrow
Title: Director
Date: May 6, 2026